                                                              EXHIBIT 1

                             JOINT FILING AGREEMENT
                           PURSUANT TO RULE 13d-1(k)(1)

                  Each of the undersigned acknowledges and agrees that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. Each of the undersigned acknowledges that it shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that it knows or has reason to believe that such information is inaccurate.

Dated as of this 6th day of March, 2001.

OAKTREE CAPITAL MANAGEMENT, LLC


By:  /s/ Kenneth Liang
     ------------------------------------------------------------
     Kenneth Liang
     Managing Director and General Counsel




OCM OPPORTUNITIES FUND, L.P.


By:  /s/ Kenneth Liang
     ------------------------------------------------------------
     Kenneth Liang
     Managing Director and General Counsel of Oaktree Capital
     Management, LLC, general partner of OCM Opportunities
     Fund, L.P.




OCM PRINCIPAL OPPORTUNITIES FUND, L.P.


By:  /s/ Kenneth Liang
     ------------------------------------------------------------
     Kenneth Liang
     Managing Director and General Counsel of Oaktree Capital
     Management, LLC, general partner of OCM Principal
     Opportunities Fund, L.P.